UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2024, a subsidiary of Agenus Inc. (the “Company”) entered into a promissory note (the “Note”) with Ocean 1181 LLC (the “Lender”) for a loan in an aggregate principal amount of $22,000,000 (the “Loan”). The Loan has a two (2) year term and is principally secured by the Company’s manufacturing facility in Berkeley, CA and parcels of land located in Vacaville, CA (collectively, the “Mortgaged Properties”). The Company will unconditionally guarantee to the Lender the payment and performance of the obligations under the Note.

The Loan will bear interest at a rate of 12% through November 30, 2025 and 13% from December 1, 2025 through November 30, 2026. Interest under the Note will be payable monthly, one half in cash and one half of the Company’s common stock. The Note also requires $2,000,000 of the Loan funds to be held back to serve as payment reserve for the Loan.

At the closing of the Loan, the Company paid the Lender 153,003 shares of the Company’s common stock, representing the first month of interest, a 1% origination fee, as well as certain transaction expenses.

The Note contains customary representations, warranties and covenants, including customary events of default, including failure to repay the Loan when due. Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Loan under the Note.

If the Company pays off or releases any of the Mortgaged Properties within 120 days of the closing of the Loan, then there will be a two percent payoff fee assessed on the released amount. In the event of a disposition of a Mortgaged Property, the loan is subject to prepayment in an amount equal to the amount of the Loan applicable to the disposed Mortgaged Property.

The foregoing summary is qualified by reference to the copy of the Note that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 27, 2024 the Company issued a press release announcing the Loan. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 (the “Section”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release of Agenus Inc. dated November 27, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 27, 2024	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance